Exhibit 10.2

THE OFFER AND SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED. FURTHER, THIS NOTE IS SUBJECT TO SIGNIFICANT RESTRICTIONS ON TRANSFER BY THE HOLDER HEREOF, AS DESCRIBED MORE FULLY HEREIN.

8% CONVERTIBLE PROMISSORY NOTE

$1,258,555.56	October 7, 2020

FOR VALUE RECEIVED, SPECIALTY RENAL PRODUCTS, INC, a Delaware corporation (the “Borrower”), by means of this Promissory Note (this “Note”) hereby unconditionally promises to pay to the order of NEPHROS, INC., a Delaware corporation (the “Lender”), the aggregate principal sum equal to the amount advanced by the Lender from time to time under the Loan Agreement (as defined below) to or for the benefit of the Borrower (the “Loan”), in lawful money of the United States of America and in immediately available funds, on the dates provided in the Loan Agreement. The maximum principal sum payable under this Note shall be $1,258,555.56.

The principal balance of this Note outstanding at any time shall bear interest from the date of disbursement until full payment, conversion or other satisfaction of the principal hereof as set forth in the Loan Agreement dated as of October 7, 2020, among the Borrower and the Lender (as modified and supplemented and in effect from time to time, the “Loan Agreement”). All capitalized terms used but not otherwise defined in this Note shall have the meanings ascribed to such terms in the Loan Agreement. Each Disbursement made by the Lender to the Borrower pursuant to the Loan Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Loan Agreement. Borrower shall make all payments to the Lender of principal under this Note in the manner provided in and otherwise in accordance with the Loan Agreement. The outstanding principal balance of this Note shall be due and payable in full on the Final Payment Date

The following is a statement of the rights of Lender and the terms and conditions to which this Note is subject and to which the Lender, by acceptance of this Note, agrees:

1. Ranking. Unless otherwise agreed by the Lender, the obligations of Borrower under this Note shall senior to all other Indebtedness of the Borrower, except Permitted Indebtedness.

2. No Transfer and Exchange. Subject to compliance with this Section 2, the holder of this Note may, prior to the Final Payment Date or the conversion in full of such Note in accordance with Section 2.9 of the Loan Agreement, surrender such Note at the principal office of the Borrower for transfer or exchange. Within a reasonable time after notice to the Borrower from such holder of its intention to make such exchange and without expense to such holder, except for any transfer or similar tax which may be imposed on the transfer or exchange, the Borrower shall issue in exchange therefor another note or notes for the same aggregate principal amount as the unpaid principal amount of the Note so surrendered, having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note so surrendered. Each new Note shall be made payable to such person or persons, or transferees, as the holder of such surrendered Note may designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom. The Borrower may elect not to permit a transfer of the Note if it has not obtained satisfactory assurance that such transfer: (a) is exempt from the registration requirements of, or covered by an effective registration statement under, the Act and the rules and regulations thereunder and (b) is in compliance with all applicable state securities laws, including without limitation receipt of an opinion of counsel, which opinion shall be satisfactory to the Borrower.

3. New Note. Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of the Note, the Borrower shall issue a new Note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note, and in such event the Lender agrees to indemnify and hold harmless the Borrower in respect of any such lost, stolen, destroyed or mutilated Note.

4. Conversion of Note. The Balance shall be convertible into Conversion Securities in accordance with the terms of Section 2.9 of the Loan Agreement. This Note does not by itself entitle the Lender to any voting rights or other rights as a stockholder of the Borrower. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Lender, shall cause the Lender to be a stockholder of the Borrower for any purpose.

5. Events of Default. If default is made in the punctual payment of principal or any other amount under this Note in accordance with the Loan Agreement, or if any other Event of Default has occurred, this Note shall, at the Payee’s option exercised at any time upon or after the occurrence of any such payment default or other Event of Default, become immediately due and payable.

7. Governing Law. This Note shall be governed by the internal law of the State of Delaware without regard to principles of conflicts of law.

8. Waiver. Borrower hereby waives presentment, protest, demand for payment, notice of dishonor, and any and all other notices or demands in connection with the deliver, acceptance, performance, default, or enforcement of this Note.

9. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

10. Registered Instrument. This Note is a registered instrument and is not a bearer instrument. This Note is registered as to both principal and interest with the Borrower and all payments hereunder shall be made to the named Lender or, in the event of a transfer pursuant to Section 6.6 of the Loan Agreement, to the transferee identified in the record of ownership of this Note maintained by the Lender on behalf of the Borrower. Transfer of this Note may not be effected except in accordance with the provisions hereof.

11. Notices. Any notice required or permitted hereunder shall be made in the manner set forth in Section 6.1 of the Loan Agreement.

12. Headings; Interpretation. In this Note, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined, (ii) the captions and headings are used only for convenience and are not to be considered in construing or interpreting this Note and (iii) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”. All references in this Note to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

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IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officers as of the date first above written.

BORROWER:

SPECIALTY RENAL PRODUCTS, INC.

By:	/s/ Daron Evans
Name:	Daron Evans
Title:	Chief Executive Officer

Signature Page to Convertible Promissory Note